UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 20, 2009, MediciNova, Inc. (“MediciNova”), Absolute Merger, Inc., a wholly-owned subsidiary of MediciNova (“Merger Sub”) and Avigen, Inc. (“Avigen”), entered into an Agreement and Plan of Merger pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Avigen (the “Merger”), with Avigen continuing as the surviving corporation and as a wholly-owned subsidiary of MediciNova.

Under the terms of the Merger Agreement, each outstanding share of Avigen common stock (and the associated preferred share purchase right), par value $0.001 per share, will be converted into an amount currently estimated at approximately $1.24 per share in either cash or secured convertible notes issued by MediciNova, at the election of each individual Avigen stockholder. Stockholders that do not make a valid election will receive 50% of the consideration in cash and 50% of the consideration in secured convertible notes issued by MediciNova. Approximately $1.19 of such consideration will be paid at the effective time of the Merger, and approximately $0.05 will be paid on June 30, 2010 pursuant to the terms of an escrow agreement to be entered into at the effective time of the Merger. Both payments are subject to certain adjustments as specified in the Merger Agreement. The secured convertible notes will be convertible on the final business day of each month into shares of MediciNova common stock at an initial conversion price of $6.80 per share (based on the volume-weighted average price of MediciNova’s common stock as quoted on The Nasdaq Stock Market and the Osaka Securities Exchange over the 20-day trading period ending on the business day prior to August 20, 2009). In addition, Avigen’s stockholders will be entitled to one Contingent Payment Right (as defined in the Merger Agreement) for each share of Avigen common stock held immediately prior to the effective time of the Merger, which provide for additional potential cash payments based on achievement of a certain milestone under Avigen’s assignment agreement with Genzyme Corporation or other specified events. Outstanding options to purchase Avigen common stock will be cancelled at the effective time of the Merger.

The Merger Agreement contains customary representations and warranties and pre-closing covenants, and the completion of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by Avigen’s stockholders, adoption of the Merger Agreement and approval of the issuance of the convertible notes by MediciNova’s stockholders, execution of certain ancillary agreements and the absence of a material adverse effect on Avigen. In the event that Avigen’s board of directors changes its recommendation regarding the Merger following receipt of a superior offer, as defined in the Merger Agreement, and the Merger is not consummated, Avigen will be required to reimburse MediciNova for 50% of its reasonable out-of-pocket expenses, up to a maximum $500,000, upon a termination of the Merger Agreement prior to the effective time of the Merger. The parties intend to complete the Merger as soon as practicable and currently anticipate that the closing will occur in the fourth quarter of 2009.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide you with information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Avigen contained in their respective reports or statements filed with the SEC or other public information. In particular, the foregoing summary and the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Avigen. The representations and warranties set forth in the Merger Agreement were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Avigen.

The press release announcing the Merger, dated August 21, 2009, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Amendment to Management Transition Plan

On August 20, 2009, Avigen amended its Management Transition Plan (the “Plan”) to provide that the exercisability of any stock option granted to participants in the Plan may not be extended beyond the effective date of a corporate transaction in which the option will not be assumed or substituted (the “Plan Amendment”).

A copy of the Plan Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Plan Amendment.

Item 3.03. Material Modification to Rights of Security Holders.

On August 20, 2009, Avigen entered into Amendment No. 1 to Rights Agreement, by and between American Stock Transfer & Trust Co. LLC (the “Rights Agent”) and Avigen (the “Amendment”). The Amendment amends the terms of that certain Rights Agreement, dated as of November 21, 2008, by and between Avigen and the Rights Agent (the “Rights Agreement”). The Amendment provides that the Merger Agreement, the Merger or the consummation of any other transaction contemplated by the Merger Agreement will not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) no Distribution Date (as defined in the Rights Agreement) or Shares Acquisition Date (as defined in the Rights Agreement) will occur as a result of, among other things, the approval, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby; (ii) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the approval, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby; and (iii) the Rights will expire immediately prior to the Merger Effective Time (as defined in the Merger Agreement).

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Additional Information and Where to Find It

MediciNova intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus and related documents in connection with the Merger. Investors are urged to read these documents when they become available because they will contain important information concerning the transaction. Investors may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. In addition, MediciNova and Avigen security holders may obtain free copies of documents filed by either company with the SEC by accessing MediciNova’s website at www.medicinova.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by accessing Avigen’s website at www.avigen.com under the tab “Investors” and then under the heading “Corporate Filings”.

MediciNova, Avigen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MediciNova and the stockholders of Avigen in connection with the transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of MediciNova is also included in MediciNova’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2009. Additional information regarding the directors and executive officers of Avigen is also included in Avigen’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009 and amended on April 30, 2009. These documents are available free of charge at the SEC’s website at www.sec.gov and the websites of MediciNova and Avigen as described above.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the timing of the Merger and satisfaction of conditions to the Merger, whether any anticipated benefits of the Merger will be realized, future benefits to stockholders and future economic and industry conditions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “intend,” “anticipate,” “estimate,” “potential” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent the current judgment and expectations of the respective companies, but the actual results, events and performance of MediciNova and Avigen, respectively, following the Merger are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. Neither MediciNova nor Avigen intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include: potential difficulties that may be encountered in integrating the merged businesses; uncertainties as to the timing of the Merger; approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction; competitive responses to the Merger; an economic downturn; and dependence on third parties. These and other risks and uncertainties, which are described in more detail in MediciNova’s and Avigen’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated August 20, 2008, by and among MediciNova, Inc., Absolute Merger, Inc. and Avigen, Inc.
4.1	Amendment to Rights Agreement, dated August 20, 2008, by and between Avigen, Inc. and American Stock Transfer & Trust Co. LLC
10.1	Amendment to Management Transition Plan, effective as of August 20, 2009
99.1	Joint Press Release of Avigen and MediciNova, dated August 21, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: August 24, 2009	By:	/s/ ANDREW A. SAUTER
Andrew A. Sauter
Chief Executive Officer, President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated August 20, 2008, by and among MediciNova, Inc., Absolute Merger, Inc. and Avigen, Inc.
4.1	Amendment to Rights Agreement, dated August 20, 2008, by and between Avigen, Inc. and American Stock Transfer & Trust Co. LLC
10.1	Amendment to Management Transition Plan, effective as of August 20, 2009
99.1	Joint Press Release of Avigen and MediciNova, dated August 21, 2009